                          LANCASTER COLONY CORPORATION

                                       AND

                          THE HUNTINGTON NATIONAL BANK

                                  RIGHTS AGENT

                                  ------------

                                RIGHTS AGREEMENT

                           DATED AS OF APRIL 20, 2000


                                                 TABLE OF CONTENTS
                                                 -----------------

Section 1.  Certain Definitions...................................................................................1
Section 2.  Appointment of Rights Agent...........................................................................4
Section 3.  Issue of Rights Certificates..........................................................................4
Section 4.  Form of Rights Certificates...........................................................................6
Section 5.  Countersignature and Registration.....................................................................6
Section 6.  Transfer, Split Up, Combination and Exchange of Rights Certificates; Mutilated,
          Destroyed, Lost or Stolen Rights Certificates...........................................................7
Section 7.  Exercise of Rights; Purchase Price; Expiration Date of Rights.........................................7
Section 8.  Cancellation and Destruction of Rights Certificates...................................................9
Section 9.  Reservation and Availability of Series A Participating Preferred Shares...............................9
Section 10. Series A Participating Preferred Shares Record Date..................................................11
Section 11. Adjustment of Purchase Price, Number and Kind of Shares or Number of Rights..........................11
Section 12. Certificate of Adjusted Purchase Price or Number of Shares...........................................19
Section 13. Consolidation, Merger or Sale or Transfer of Assets or Earning Power.................................19
Section 14. Fractional Rights and Fractional Shares..............................................................21
Section 15. Rights of Action.....................................................................................22
Section 16. Agreement of Rights Holders..........................................................................23
Section 17. Rights Certificate Holder Not Deemed a Shareholder...................................................23
Section 18. Concerning the Rights Agent..........................................................................24
Section 19. Merger or Consolidation or Change of Name of Rights Agent............................................24
Section 20. Duties of Rights Agents..............................................................................24
Section 21. Change of Rights Agent...............................................................................26
Section 22. Issuance of New Rights Certificates..................................................................27
Section 23. Redemption and Termination...........................................................................27
Section 24. Notice of Certain Events.............................................................................28
Section 25. Notices..............................................................................................29
Section 26. Supplements and Amendments...........................................................................29
Section 27. Successors...........................................................................................30
Section 28. Determinations and Actions by the Board of Directors, etc............................................30
Section 29. Benefits of this Agreement...........................................................................30
Section 30. Severability.........................................................................................30
Section 31. Governing Law........................................................................................31
Section 32. Counterparts.........................................................................................31
Section 33. Descriptive Headings.................................................................................31

EXHIBIT A  PROVISION OF THE ARTICLES OF INCORPORATION OF THE COMPANY SETTING FORTH THE TERMS OF 750,000 SHARES OF
         AUTHORIZED AND PRESENTLY UNISSUED CLASS A PREFERRED STOCK..............................................A-1
EXHIBIT B  FORM OF RIGHTS CERTIFICATE...........................................................................B-1
EXHIBIT C  SUMMARY OF RIGHTS TO PURCHASE PREFERRED SHARES.......................................................C-1

                                RIGHTS AGREEMENT
                                ----------------

         RIGHTS AGREEMENT, dated as of April 20, 2000 (this "Agreement"), by and between Lancaster Colony Corporation, an Ohio corporation (the "Company"), and The Huntington National Bank, a national banking association (the "Rights Agent").

                               W I T N E S S E T H
                               -------------------

             WHEREAS, on April 20, 2000, the rights defined in and distributed pursuant to that certain Rights Agreement, dated April 20, 1990, between the Company and the predecessor to the Rights Agent, expire pursuant to the terms of such agreement;

             WHEREAS, the Board of Directors of the Company, believing it to be in the best interests of the Company for the shareholders of the Company to continue to have similar rights after the expiration of the aforementioned rights, authorized and declared a dividend distribution of one Right (as such term is hereinafter defined) payable April 20, 2000 (the "Rights Dividend Declaration Date"), for, and deemed such Right attached to, each share of common stock, without par value, of the Company (a "Common Share") outstanding at the close of business on April 20, 2000 (the "Record Date"), and authorized the issuance of one Right (as such number may hereinafter be adjusted pursuant to the provisions of Section 11(p) hereof) for, and deemed such Right attached to, each Common Share of the Company issued between the Record Date (whether originally issued or delivered from the Company's treasury) and the Distribution Date (as such term is hereinafter defined), each Right initially representing the right to purchase one one-hundredth of a Series A Participating Preferred Share of the Company having the rights, powers and preferences set forth in Article Fourth, Section B of the Articles of Incorporation of the Company attached hereto as Exhibit A, upon the terms and subject to the conditions hereinafter set forth (the "Rights");

             NOW, THEREFORE, in consideration of the premises and mutual agreements herein set forth, the parties hereby agree as follows:

         SECTION 1. CERTAIN DEFINITIONS. For purposes of this Agreement, the following terms have the meanings indicated:

         (a) "Acquiring Person" shall mean any Person who, together with all Affiliates and Associates of such Person, without the approval of the Board of Directors of the Company, shall be the Beneficial Owner of securities representing 15% or more of the Common Shares outstanding at any time during the term of this Agreement, whether or not such Person continues to be the Beneficial Owner of securities representing 15% or more of the outstanding Common Shares; but shall not include (i) a Person who, together with all Affiliates and Associates of such Person, becomes an Acquiring Person solely as a result of a reduction of the number of outstanding Common Shares, including any reduction resulting from repurchases of outstanding Common Shares by the Company, which reduction has the effect of increasing the percentage of outstanding shares of Common Shares beneficially owned by such Person, (ii) the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any Person organized, appointed or established by the Company for or pursuant to the terms of any such employee benefit plan, or (iii) any Person who, within two Business Days of being requested by the Company to advise it regarding the same, certifies to the Company that such Person acquired Beneficial Ownership of Common Shares in excess of 15% inadvertently or without knowledge of the terms of this Agreement and who sells a sufficient number of the Common Shares to persons who are not Affiliates or Associates of such Person so that such Person, together with all of its Affiliates and Associates, shall thereafter be the Beneficial Owner of less than 15% of the Common Shares of the Company then outstanding.

         (b) "Act" is defined in Section 9(c).

         (c) "Adjustment Shares" is defined in Section 11(a)(ii)(C).

         (d) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

         (e) "Agreement" shall mean this Rights Agreement.

         (f) A Person shall be deemed the "Beneficial Owner" of, and shall be deemed to "Beneficially Own" and have "Beneficial Ownership" of any securities:

                  (i) which such Person or any of such Person's Affiliates or Associates Beneficially Owns, directly or indirectly; or

                  (ii) which such Person or any of such Person's Affiliates or Associates, has (A) the right or obligation to acquire, directly or indirectly (whether such right or obligation is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, rights (other than Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to Beneficially Own or have Beneficial Ownership of, securities (1) tendered pursuant to a tender or exchange offer made by such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange thereunder, (2) issuable upon exercise of Rights at any time prior to the occurrence of a Triggering Event, or (3) issuable upon exercise of Rights from and after the occurrence of a Triggering Event which Rights were acquired prior to the Distribution Date (as they may be adjusted) or issuable pursuant to
         Section 11(i) hereof in connection with an adjustment made with respect to the Rights described above in this clause (3) of this proviso; or
         (B) the right to vote pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to Beneficially Own or have Beneficial Ownership of, any security under this clause (B) if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations of the Exchange Act and (2) is not also then reportable by such person on Schedule 13D under the Exchange Act (or any comparable or successor report); or

                  (iii) which are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing), for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in the proviso to subparagraph (ii) of this paragraph (f)) or disposing of any securities of the Company.

         Notwithstanding the foregoing, nothing contained in this paragraph (f) shall cause a Person ordinarily engaged in business as an underwriter of securities to be the Beneficial Owner of, or to Beneficially Own or have Beneficial Ownership of, any securities acquired, or which such Person has a right to acquire, through such Person's good faith participation in a bona fide firm commitment underwriting of such securities pursuant to an underwriting agreement with the Company for such period of time as shall be determined by the Board of Directors of the Company, or cause a director or officer of the Company to be deemed, solely by virtue of such position, the Beneficial Owner of, or to Beneficially Own or have Beneficial Ownership of, any securities of the Company that are beneficially owned by any other director or officer of the Company.

         (g) "Business Day" shall mean any day other than a Saturday, Sunday or day on which banking institutions in the State of Ohio are authorized or obligated by law or executive order to close.

         (h) "Close of Business" on any given date shall mean 5:00 P.M., Columbus, Ohio time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 P.M., Columbus, Ohio time, on the next succeeding Business Day.

         (i) "Common Share" shall mean the common stock, without par value, of the Company; provided, that if the Company is the continuing or surviving corporation in a transaction described in Section 13(a)(ii) hereof, "Common Share" shall mean the capital stock with the greatest aggregate voting power of the Company or, if the Company is a subsidiary of another corporation, of the corporation which ultimately controls the Company. "Common Shares" when used with reference to any Person other than the Company shall mean the capital stock of such Person with the greatest voting power, or the equity securities or other equity interest having power to control or direct the management of such Person or, if such person is a subsidiary of another Person, the Person which ultimately controls such first-mentioned Person.

         (j) "Common Share Equivalents" is defined in Section 11(a)(iii).

         (k) "Company" is defined in the first paragraph of this Agreement.

         (l) "Co-Rights Agent" is defined in Section 2.

         (m) "Control" shall have the same meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations of the Exchange Act as in effect on the date of this Agreement.

         (n) "Current Market Price" is defined in Section 11(d).

         (o) "Current Value" is defined in Section 11(a)(iii).

         (p) "Distribution Date" shall mean the earlier of (i) the Close of Business on the tenth calendar day after the Share Acquisition Date (or, if the tenth day after the Share Acquisition Date occurs before the Record Date, the Close of Business on the Record Date) or (ii) the Close of Business on the tenth Business Day after the date of the commencement of, or first public announcement of the intent of, any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any Subsidiary of the Company, or any Person organized, appointed or established by the Company for or pursuant to the terms of any such employee benefit plan) to commence (which intention to commence remains in effect for five Business Days after such announcement), without the approval of the Board of Directors of the Company, a tender or exchange offer if, upon consummation thereof, such Person would be the Beneficial Owner of 30% or more of the Common Shares then outstanding.

         (q) "Equivalent Preferred Shares" is defined in Section 11(b).

         (r) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended and in effect on the date of this Agreement.

         (s) "Expiration Date" shall mean the date on which the Rights are redeemed pursuant to Section 23.

         (t) "Final Expiration Date" shall mean April 20, 2010.

         (u) "Person" shall mean any individual, firm, corporation, partnership, joint venture, association, trust or other entity.

         (v) "Principal Party" is defined in Section 13(b).

         (w) "Purchase Price" is defined in Section 4(a).

         (x) "Record Date" is defined in the second "WHEREAS" clause of this Agreement.

         (y) "Rights Agent" is defined in the first sentence of this Agreement.

         (z) "Rights Certificate" is defined in Section 3(a).

         (aa) "Rights Dividend Declaration Date" is defined in the second WHEREAS clause of this Agreement.

         (bb) "Rights" is defined in the second WHEREAS clause of this Agreement.

         (cc) "Section 11(a)(ii) Event" shall mean any event described in
Section 11(a)(ii) (A), (B) or (C) hereof.

         (dd) "Section 11(a)(ii) Trigger Date" is defined in Section 11(a)(iii).

         (ee) "Section 13 Event" shall mean any event described in Section 13(a)(i), (ii) or (iii) hereof.

         (ff) "Series A Participating Preferred Shares" shall mean shares of Series A Participating Preferred Shares of the Class A Preferred Shares, $1.00 par value per share, of the Company having the terms set forth on Exhibit A attached hereto.

         (gg) "Share Acquisition Date" shall mean the first date of public announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to Section 13(d) under the Exchange Act) by the Company or an Acquiring Person that an Acquiring Person has become such.

         (hh) "Spread" is defined in Section 11(a)(iii).

         (ii) "Subsidiary" shall mean, with reference to any Person, any corporation of which such Person beneficially owns, directly or indirectly, an amount of voting securities sufficient to elect at least a majority of the directors of such corporation or otherwise controls such corporation.

         (jj) "Substitution Period" is defined in Section 11(a)(iii).

         (kk) "Summary of Rights" is defined in Section 3(b).

         (ll) "Trading Days" is defined in Section 11(d)(i).

         (mm) "Triggering Event" shall mean any Section 11(a)(ii) Event or any
Section 13 Event.

         SECTION 2. APPOINTMENT OF RIGHTS AGENT. The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights outstanding on the Record Date and issued thereafter in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-rights agents ("Co-Rights Agents") as it may deem necessary or desirable upon written notice to the Rights Agent. In the event the Company appoints one or more Co-Rights Agents, the respective duties of the Rights Agent and Co-Rights Agents shall be as the Company shall determine and any actions that may be taken by the Rights Agent pursuant to this Agreement may be taken by any such Co-Rights Agent.

         SECTION 3. ISSUE OF RIGHTS CERTIFICATES.
         (a) Until the Distribution Date (i) the Rights will be evidenced (subject to the provisions of paragraph (b) of this Section 3) by the certificates for the Common Shares registered in the names of the holders of the Common Shares (which certificates for Common Shares will be deemed also to be certificates for Rights) and not by separate certificates, and (ii) the Rights will be transferable only in connection with the transfer of the underlying Common Shares (including transfers to the Company). As soon as practicable after the Distribution Date, the Rights Agent will send by first-class postage prepaid mail to each record holder of the Common Shares as of the Close of Business on the Distribution Date, at the address of such holder shown on the records of the Company, one or more Rights Certificates in substantially the form of Exhibit B hereto (the "Rights Certificates") evidencing ownership in such holder of one Right for each Common Share so held, subject to adjustment as provided herein. In the event that an adjustment in the number of Rights per Common Share has been made pursuant to Section 11(p) hereof, the Company shall make the necessary and appropriate rounding adjustments (in accordance with Section 14(a) hereof) at the time of distribution of the Right Certificates so that Rights Certificates representing only whole numbers of Rights are distributed and cash is paid in lieu of any fractional Rights. As of and after the Distribution Date, the Rights will be evidenced solely by such Rights Certificates.

         (b) As soon as practicable following the Record Date, the Company will send a copy of a Summary of Rights, in substantially the form attached hereto as Exhibit C (the "Summary of Rights"), by first-class postage prepaid mail, to each record holder of Common Shares as of the Close of Business on the Record Date, at the address of such holder shown on the records of the Company. Until the Distribution Date the Rights will be evidenced by certificates for the Common Shares and the registered holders of the Common Shares will also be the registered holders of the associated Rights. Until the earlier of the Distribution Date, the Expiration Date or the Final Expiration Date, the transfer of any certificates representing Common Shares in respect of which Rights have been issued will also constitute the transfer of the Rights associated with such Common Shares represented by such certificate.

         (c) Rights will be issued in respect of all Common Shares which are issued after the Record Date but prior to the earlier of the Distribution Date or the Expiration Date and the certificates representing such Common Shares shall also be deemed to be certificates for Rights. All certificates issuable after the Record Date whether by reason of transfer of record ownership or the issuance of additional shares shall bear the following legend:

                  This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Rights Agreement between Lancaster Colony Corporation (the "Company") and The Huntington National Bank (the "Rights Agent") dated as of April 20, 2000 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge promptly after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights beneficially owned (as such term is defined in the Rights Agreement) by any Person who is, was or becomes an Acquiring Person or any Associate or Affiliate of an Acquiring Person (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void. The Rights will not be exercisable, and will be void, so long as held by a holder in any jurisdiction where the requisite qualification to the issuance to such holder, or the exercise by such holder, of the Rights in such jurisdiction shall not have been obtained or be obtainable.

         SECTION 4. FORM OF RIGHTS CERTIFICATES.
         (a) The Rights Certificates (and the forms of election to purchase and of assignment to be printed on the reverse thereof) shall each be substantially in the form set forth in Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed or, if applicable, of the National Association of Securities Dealers, Inc. or to conform to usage. Subject to the provisions of Section 11 and Section 22 hereof, the Rights Certificates, whenever distributed, shall be dated as of the Record Date and shall entitle the holders thereof to purchase such number of one one-hundredth of a Series A Participating Preferred Share as shall be set forth therein at the price set forth therein (such exercise price per one one-hundredth of a share, the "Purchase Price"), but the amount and type of securities purchasable upon the exercise of each Right and the Purchase Price thereof shall be subject to adjustment as provided herein.

         (b) Any Rights Certificate issued pursuant to Section 3(a) hereof that represents Rights beneficially owned by an Acquiring Person or any Associate or Affiliate thereof and any Rights Certificate issued at any time upon the transfer of any Rights to such an Acquiring Person or any Associate or Affiliate thereof or to any nominee of such Acquiring Person, Associate or Affiliate, and any Rights Certificate issued pursuant to Section 6 or 11 upon transfer, exchange, replacement or adjustment of any other Rights Certificate referred to in this sentence, may contain the following legend:

         The Rights represented by this Rights Certificate are or were Beneficially owned by a Person who was or became an Acquiring Person or Affiliate or an Associate of an Acquiring Person (as such term is defined in the Rights Agreement). Accordingly, this Rights Certificate and the Rights represented hereby may become null and void in the circumstances specified in Section 7(e) of such Agreement.

The provision of Section 7(e) of this Rights Agreement shall be operative whether or not the foregoing legend is contained on any such Rights Certificate.

         SECTION 5. COUNTERSIGNATURE AND REGISTRATION.
         (a) The Rights Certificates shall be executed on behalf of the Company in the manner provided by the Board of Directors of the Company, either manually or by facsimile signature. The Rights Certificates shall be countersigned by the Rights Agent manually or by facsimile signature and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Rights Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Rights Certificates nevertheless may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the person who signed such Rights Certificates had not ceased to be such officer of the Company. Any Rights Certificates may be signed on behalf of the Company by any person who, at the actual date of the execution of such Rights Certificate, shall be a proper officer of the Company to sign such Rights Certificate, even if at the date of the execution of this Rights Agreement any such person was not such an officer.

         (b) Following the Distribution Date, the Rights Agent will keep or cause to be kept books for registration and transfer of the Rights Certificates issued hereunder at its principal office or at offices designated as the appropriate place for surrender of Rights Certificates upon exercise or transfer. Such books shall show the names and addresses of the respective holders of the Rights Certificates, the number of Rights evidenced on its face by each of the Rights Certificates and the date of each of the Rights Certificates.

         SECTION 6. TRANSFER, SPLIT UP, COMBINATION AND EXCHANGE OF RIGHTS CERTIFICATES; MUTILATED, DESTROYED, LOST OR STOLEN RIGHTS CERTIFICATES.
         (a) Subject to the provisions of Section 4(b), Section 7(e) and Section 14 hereof, at any time after the Close of Business on the Distribution Date and at or prior to the Close of Business on the Expiration Date, any Rights Certificate may be transferred, split up, combined or exchanged for another Rights Certificate entitling the registered holder to purchase a like number of one one-hundredths of a Series A Participating Preferred Share (or, following a Triggering Event, Common Shares, other securities, cash or other assets, as the case may be) as the Rights Certificate surrendered then entitled such holder (or former holder in the case of a transfer) to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Rights Certificate shall make such request in writing delivered to the Rights Agent and shall surrender the Rights Certificate to be transferred, split up, combined or exchanged at the principal office or offices of the Rights Agent designated for such purpose. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Rights Certificate until the registered holder shall have completed and signed the form of assignment on the reverse side of such Rights Certificate. Thereupon the Rights Agent shall, subject to Section 4(b), Section 7(e) and Section 14 hereof, countersign and deliver to the Person entitled thereto a Rights Certificate or Rights Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Rights Certificates.

         (b) Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Rights Certificate and, in case of loss, theft or destruction, upon receipt of indemnity or security reasonably satisfactory to them and upon reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Rights Certificate if mutilated, the Company will execute and deliver a new Rights Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered owner in lieu of the Rights Certificate so lost, stolen, destroyed or mutilated.

         SECTION 7. EXERCISE OF RIGHTS; PURCHASE PRICE; EXPIRATION DATE OF
RIGHTS.
         (a) Subject to Section 7(e) hereof, the registered holder of any Rights Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein, including, without limitation, the restrictions on exercisability set forth in Section 9(c), Section 11(a)(iii) and Section 23(a) hereof) in whole or in part at any time after the Distribution Date upon surrender of the Rights Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the principal office or offices of the Rights Agent designated for such purpose, together with payment of the aggregate Purchase Price with respect to the number of one one-hundredths of a Series A Participating Preferred Share (or other securities, cash or other assets, as the case may be) as to which such surrendered Rights are then exercisable and exercised, at or prior to the earlier of the Final Expiration Date or the Expiration Date.

         (b) The Purchase Price for each one one-hundredth of a share of Series A Participating Preferred Share pursuant to the exercise of a Right shall initially be $185 and shall be subject to adjustment from time to time as provided in Sections 11 and 13(a) hereof and shall be payable in lawful money of the United States of America in accordance with paragraph (c) below.

         (c) Upon receipt of a Rights Certificate representing exercisable Rights with the form of election to purchase and the certificate duly executed, accompanied by payment, with respect to each Right so exercised, of the Purchase Price per one one-hundredth of a share of Series A Participating Preferred Share (or other shares, securities, cash or other assets, as the case may be) to be purchased as set forth below and an amount equal to any applicable transfer tax, the Rights Agent will, subject to Section 7(f) and Section 20(k) hereof, thereupon promptly

         (i) (A) requisition from any transfer agent of the Series A Participating Preferred Shares (or make available, if the Rights Agent is the transfer agent for such shares) certificates for the total number of one one-hundredths of a Series A Participating Preferred Share to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests or

                  (B) if the Company shall have elected to deposit the total number of Series A Participating Preferred Shares issuable upon exercise of the Rights hereunder with a depositary agent, requisition from the depositary agent depositary receipts representing such number of one one-hundredths of a Series A Participating Preferred Share as are to be purchased (in which case certificates for the Series A Participating Preferred Shares represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company will direct the depositary agent to comply with such request;
         (ii) requisition from the Company the amount of cash, if any, to be paid in lieu of fractional shares in accordance with Section 14 hereof;
         (iii) after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder; (iv) after receipt thereof, deliver such cash to be paid in lieu of fractional shares, if any, to or upon the order of the registered holder of such Rights Certificate. In the event that the Company is obligated to issue other securities (including Common Shares of the Company), pay cash or distribute other property pursuant to Section 11(a) hereof, the Company will make all arrangements necessary so that such other securities, cash or other property are available for distribution by the Rights Agent if and when appropriate. The payment of the Purchase Price shall be made in cash, wire transfer to an account designated by the Company or by certified check, cashier's check or bank draft payable to the order of the Company.

         (d) In case the registered holder of any Rights Certificate shall exercise less than all the Rights evidenced thereby, a new Rights Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent and delivered to, or upon the order of, the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, subject to the provisions of Section 14 hereof.

         (e) Notwithstanding anything in this Agreement to the contrary, from and after the first occurrence of a Triggering Event, any Rights beneficially owned by (i) an Acquiring Person or an Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person or of any such Associate or Affiliate who becomes a transferee after the Acquiring Person becomes such, or
(iii) a transferee of an Acquiring Person or of any such Associate or Affiliate who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and who receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the

Acquiring Person or an Associate or Affiliate of an Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom the Acquiring Person has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which the Board of Directors of the Company determines is part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of this Section 7(e), will become null and void without any further action and no holder of such Rights will have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. The Company and the Rights Agent will use all reasonable efforts to insure that the provisions of this Section 7(e) and Section 4(b) hereof are complied with, but will have no liability to any holder of Rights Certificates or other Person as a result of its action or nonaction in making or failing to make any determination with respect to an Acquiring Person or its Affiliates, Associates or transferees hereunder. In carrying out its duties under this Section 7(e), the Rights Agent will take or refrain from taking such actions as are specified in writing by the Company.

         (f) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have (i) completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the Rights Certificate surrendered for such exercise, and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request.

         SECTION 8. CANCELLATION AND DESTRUCTION OF RIGHTS CERTIFICATES. All Rights Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Rights Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Rights Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Rights Certificates to the Company, or shall, at the written request of the Company, destroy such cancelled Rights Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

         SECTION 9. RESERVATION AND AVAILABILITY OF SERIES A PARTICIPATING PREFERRED SHARES.
         (a) Subject to its rights under Section 11(a)(iii) hereof, the Company covenants and agrees that it shall cause to be reserved and kept available out of its authorized and unissued Series A Participating Preferred Shares (and, following the occurrence of a Triggering Event, out of its authorized and unissued shares of Common Shares, preferred shares and/or other securities or out of its authorized and issued shares held in its treasury), the number of Series A Participating Preferred Shares (and, following the occurrence of a Triggering Event, Common Shares, preferred shares and/or other securities) that, as provided in this Agreement including Section 11(a)(iii) hereof, will be sufficient to permit the exercise in full of all outstanding Rights.

         (b) So long as the Series A Participating Preferred Shares (and, following the occurrence of a Triggering Event, Common Shares, preferred shares and/or other securities) issuable and deliverable upon the exercise of the Rights may be listed on a national securities exchange or included in the NASDAQ National Market System or otherwise quoted on NASDAQ, as the case may be, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares (or other securities) reserved for such issuance to be listed on such exchange or included in the NASDAQ National Market System or otherwise quoted on NASDAQ upon official notice of issuance.

          (c) The Company shall use its best efforts to (i) file, as soon as practicable following the Distribution Date or at such earlier date as it determines is appropriate, a registration statement under the Securities Act of 1933 (the "Act") with respect to the securities purchasable upon exercise of the Rights on an appropriate form, (ii) cause such registration statement to become effective as soon as practicable after such filing and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act and the rules and regulations thereunder) until the date as of which the Rights are no longer exercisable for such securities. The Company will also take such action as may be appropriate under, or to ensure compliance with, the securities or "blue sky" laws of the various states in connection with the exercisability of the Rights. The Company may temporarily suspend, for a period of time not to exceed ninety days after the date set forth in clause (i) of the first sentence of this Section 9(c), the exercisability of the Rights in order to prepare and file such registration statement and permit it to become effective. Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction unless the requisite qualification in such jurisdiction shall have been obtained.

         (d) The Company covenants and agrees that it will take all such action as may be necessary to ensure that all one one-hundredths of a Series A Participating Preferred Share (and, following the occurrence of a Triggering Event, Common Shares, preferred shares and/or other securities) delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares (subject to payment of the Purchase Price) be duly and validly authorized and issued and fully paid and nonassessable.

         (e) The Company further covenants and agrees that, except as set forth in Section 6(a) hereof and this Section 9(e), it shall pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Rights Certificates and of any certificates for a number of one one-hundredths of a Series A Participating Preferred Share (or Common Shares, preferred shares or other securities, as the case may be) upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Rights Certificates to a Person other than, or the issuance or delivery of a number of one one-hundredths of a Series A Participating Preferred Share (or Common Share, preferred share or other securities, as the case may be) in respect of a name other than, that of the registered holder of the Rights Certificates evidencing Rights surrendered for exercise or to issue or deliver any certificates for a number of one one-hundredths of a Series A Participating Preferred Share (or Common Share, preferred share or other securities, as the case may be) in a name other than that of the registered holder upon the exercise of any Rights until such tax shall have been paid (any such tax being payable by the holder of such Rights Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such tax is due.

         SECTION 10. SERIES A PARTICIPATING PREFERRED SHARES RECORD DATE. Each person in whose name any certificate for a number of one one-hundredths of a Series A Participating Preferred Share (or Common Shares, preferred shares or other securities, as the case may be) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of such Series A Participating Preferred Shares (or Common Shares, preferred shares or other securities, as the case may be) represented thereby on, and such certificate shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and all applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the Series A Participating Preferred Share (or Common Share and/or other securities, as the case may be) transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares (fractional or otherwise) on, and such certificate shall be dated, the next succeeding Business Day on which the Series A Participating Preferred Share (or Common Share and/or other securities, as the case may be) transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Rights Certificate shall not be entitled to any rights of a shareholder of the Company with respect to shares for which the Rights shall be exercisable, including, without limitation, any right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

         SECTION 11. ADJUSTMENT OF PURCHASE PRICE, NUMBER AND KIND OF SHARES OR NUMBER OF RIGHTS. The Purchase Price, the number and kind of shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

         (a) (i) In the event the Company shall at any time after the date of this Agreement:

                  (A) declare a dividend on the Common Shares payable in shares of Common Shares, or

                  (B) declare a dividend on the Series A Participating Preferred Shares payable in shares of Series A Participating Preferred Shares, or

                  (C) subdivide the outstanding Common Shares or the outstanding Series A Participating Preferred Shares, or

                  (D) combine the outstanding Common Shares or the outstanding Series A Participating Preferred Shares into a smaller number of shares, or

                  (E) issue any shares of another class of its capital stock in a reclassification of the Common Shares or of the Series A Preferred Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation)

         then, except as otherwise provided in this Section 11(a) and subject always to recognition of any adjustment required as a result of the exercise by the Company of the elections available to it as provided in
         Section 11(i), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of Series A Participating Preferred Shares or Common Shares, as the case may be, issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive, upon payment of the Purchase Price then in effect, the aggregate number and kind of Series A Participating Preferred Shares or Common Shares, as the case may be, which, if such Right had been exercised immediately prior to such date and at a time when the Series A Participating Preferred Share transfer books of the Company were open, he would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. If an event occurs which would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii) hereof, the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to
         Section 11(a)(ii) hereof.

                  (ii) In the event

                  (A) any Acquiring Person or any Associate or Affiliate of any Acquiring Person, at any time after the date of this Agreement, directly or indirectly, (1) shall merge into the Company or otherwise combine with the Company and the Company shall be the continuing or surviving corporation of such merger or combination and the Common Shares of the Company shall remain outstanding and unchanged, or (2) shall, in one transaction or a series of transactions, transfer any assets to the Company or to any of its Subsidiaries in exchange (in whole or in part) for shares of Common Shares, for shares of other equity securities of the Company, or for securities exercisable for or convertible into shares of equity securities of the Company (Common Shares or otherwise) or otherwise obtain from the Company, with or without consideration, any additional shares of such equity securities or securities exercisable for or convertible into shares of such equity securities, other than pursuant to a pro rata distribution to all holders of Common Shares, or (3) shall sell, purchase, lease, exchange, mortgage, pledge, transfer or otherwise acquire or dispose of, in one transaction or a series of transactions, to, from or with (as the case may be) the Company or any of its Subsidiaries, assets on terms and conditions less favorable to the Company than the Company would be able to obtain in arm's-length negotiation with an unaffiliated third party, other than pursuant to a transaction set forth in Section 13(a) hereof, or (4) shall sell, purchase, lease, exchange, mortgage, pledge, transfer or otherwise acquire or dispose of in one transaction or a series of transactions, to, from or with (as the case may be) the Company or any of the Company's Subsidiaries (other than incidental to the lines of business, if any, engaged in as of the date of this Agreement between the Company and such Acquiring Person or Associate or Affiliate) assets having an aggregate fair market value of more than $5,000,000, other than pursuant to a transaction set forth in Section 13(a) hereof, or (5) shall receive any compensation from the Company or any of the Company's Subsidiaries other than compensation for full-time employment as a regular employee at rates in accordance with the Company's (or its Subsidiaries') past practices, or (6) shall receive the benefit, directly or indirectly (except proportionately as a shareholder and except as a result of a requirement of law or governmental regulation), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantage provided by the Company or any of its Subsidiaries, or

                  (B) any Acquiring Person, alone or together with its Affiliates and Associates, shall, at any time after the Rights Dividend Declaration Date, become the Beneficial Owner of 15% or more of the Common Shares then outstanding, unless the event causing the 15% threshold to be crossed is a transaction set forth in Section 13(a) hereof, or

                  (C) during such time as there is an Acquiring Person, there shall be any reclassification of securities (including any reverse stock split), or recapitalization of the Company, or any merger or consolidation of the Company with any of its Subsidiaries or any other transaction or series of transactions involving the Company or any of its Subsidiaries, other than a transaction or transactions to which the provisions of Section 13(a) apply (whether or not with or into or otherwise involving an Acquiring Person) which has the effect, directly or indirectly, of increasing by more than 1% the proportionate share of the outstanding shares of any class of equity securities of the Company or any of its Subsidiaries which is directly or indirectly beneficially owned by any Acquiring Person or any Associate or Affiliate of any Acquiring Person, then promptly following five days after the date of the occurrence of an event described in Section 11(a)(ii)(B) hereof and promptly following the occurrence of any event described in Section 11(a)(ii)(A) or (C) hereof, proper provision shall be made so that each holder of a Right (except as provided below) shall thereafter have the right to receive, upon exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, in lieu of that number of one one-hundredths of a Series A Participating Preferred Share for which such Right is then exercisable, such number (the "Adjustment Number") of Common Shares of the Company as shall equal the result obtained by (X) multiplying the then current Purchase Price by the then number of one one-hundredths of a Series A Participating Preferred Share for which such Right is then exercisable and (Y) dividing that product (which, following such first occurrence, shall thereafter be referred to as the "Purchase Price" for each Right for all purposes of this Agreement) by 50% of the Current Market Price (determined pursuant to Section 11(d) hereof) per Common Share on the date of such first occurrence (such number of shares, the "Adjustment Shares").

                  (iii) In the event that the number of Common Shares which are authorized by the Company's Articles of Incorporation but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights is not sufficient to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii) of this Section 11(a), the Company shall: (A) determine the excess (the "Spread") of (1) the value of the Adjustment Shares issuable upon the exercise of a Right (the "Current Value") over (2) the Purchase Price and (B) with respect to each Right, make adequate provision to substitute for the Adjustment Shares, upon payment of the applicable Purchase Price, (1) cash, (2) a reduction in the Purchase Price, (3) Common Shares or other equity securities of the Company (including, without limitation, shares, or units of shares, of Preferred Shares which the Board of Directors of the Company has deemed to have the same value as Common Shares (such Preferred Shares, "Common Share Equivalents")), (4) debt securities of the Company, (5) other assets, or (6) any combination of the foregoing, having an aggregate value equal to the Current Value, such aggregate value to be determined by the Board of Directors of the Company based upon the advice of a nationally recognized investment banking firm selected by the Board of Directors of the Company; provided, however, if the Company shall not have made adequate provision to deliver Current Value pursuant to clause (B), above, within thirty days following the later of (X) the first occurrence of a Section 11(a)(ii) Event and (Y) the date on which the Company's right of redemption pursuant to Section 23(a) expires, (the later of (X) and (Y) being referred to herein as the "Section 11(a)(ii) Trigger Date"), then the Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, Common Shares (to the extent available), Series A Participating Preferred Shares (to the extent available) and then, if necessary, cash, which shares and/or cash have an aggregate value equal to the Spread. If the Board of Directors of the Company shall determine in good faith that it is likely that shareholder approval can be obtained for authorization to issue sufficient additional Common Shares which, when added to the number of then authorized and unissued Common Shares not then reserved for issuance for purposes other than upon exercise of the Rights, will be at least that number of Common Shares equal to the total number of Adjustment Shares required to be issued upon exercise in full of the Rights, the thirty day period set forth above may be extended to the extent necessary, but not more than ninety (90) days after the Section 11(a)(ii) Trigger Date, in order that the Company may seek shareholder approval for the authorization of such additional shares (such period, as it may be extended, the "Substitution Period"). To the extent that the Company determines that action need be taken pursuant to the first and/or second sentences of this Section 11(a)(iii), the Company (X) shall provide, subject to Section 7(e) hereof, that such action shall apply uniformly to all outstanding Rights, and (Y) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek any authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to such first sentence and to determine the Current Value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. For purposes of this Section 11(a)(iii), the value of a Common Share shall be the Current Market Price (as determined pursuant to Section 11(d) hereof) of a Common Share on the Section 11(a)(ii) Trigger Date and the Current Value of any Common Shares Equivalent shall be deemed to have the same value as the Common Share on such date.

         (b) In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Rights Certificates or Series A Participating Preferred Shares entitling them to subscribe for or purchase (for a period expiring within forty-five calendar days after such record date) Series A Participating Preferred Shares (or shares having the same rights, privileges and preferences as the Series A Participating Preferred Shares ("Equivalent Preferred Shares")) or securities convertible into Series A Participating Preferred Shares or Equivalent Preferred Shares at a price per Series A Participating Preferred Share or per Equivalent Preferred Share (or having a conversion price per share, if a security convertible into Series A Participating Preferred Shares or Equivalent Preferred Shares) less than the Current Market Price (as determined pursuant to Section 11(d) hereof) per Series A Participating Preferred Share on such record date, except as otherwise provided in Section 7(e) and Section 11(a) hereof, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the sum of the number of Series A Participating Preferred Share outstanding on such record date plus that number of Series A Participating Preferred Shares which could be purchased at the Current Market Price determined immediately preceding such record date by application of the total price at which all of the Series A Preferred Shares (or shares having the same rights, privileges and preference as the Series A Participating Preferred Shares ("Equivalent Preferred Shares")) or securities convertible into Series A Participating Preferred Shares or Equivalent Preferred Shares are offered for sale pursuant to such rights, options or warrants and the denominator of which shall be the sum of the number of Series A Participating Preferred Shares outstanding on such record date plus the number of additional Series A Participating Preferred Shares and/or

Equivalent Preferred Shares offered for subscription or purchase (or into which the convertible securities so offered are initially convertible). In case such subscription price is permitted to be paid by delivery of consideration part or all of which may be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights. Series A Participating Preferred Shares owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed, and in the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

         (c) In case the Company shall fix a record date for a distribution to all holders of Series A Participating Preferred Shares (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness, cash (other than a regular quarterly cash dividend out of the earnings or retained earnings of the Company), assets (other than a dividend payable in Series A Participating Preferred Shares, but including any dividend payable in stock other than Series A Participating Preferred Shares) or subscription rights or warrants (excluding those referred to in Section 11(b)), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the Current Market Price (as determined pursuant to Section 11(d) hereof) per Series A Participating Preferred Share on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent) of the portion of the cash, assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants distributable in respect of one Series A Participating Preferred Share and the denominator of which shall be such Current Market Price (as determined pursuant to Section 11(d) hereof) per Series A Participating Preferred Share. Such adjustments shall be made successively whenever such a record date is fixed, and in the event that such distribution is not so made, the Purchase Price shall be adjusted to be the Purchase Price which would have been in effect if such record date had not been fixed.

         (d) (i) For the purpose of any computation hereunder, other than computations made pursuant to Section 11(a)(iii) hereof, the "Current Market Price" per Common Share on any date shall be deemed to be the average of the daily closing prices of a Common Share for the thirty consecutive Trading Days immediately prior to such date, and for purposes of computations made pursuant to Section 11(a)(iii) hereof, the Current Market Price per Common Share on any date shall be deemed to be the average of the daily closing prices of a Common Share for the ten consecutive Trading Days immediately following such date; provided, however, that in the event that the Current Market Price of the Common Share is determined during a period following the announcement by the issuer of the Common Share of (A) a dividend or distribution on such Common Share payable in shares of such Common Share or securities convertible into shares of such Common Share (other than the Rights), or (B) any subdivision, combination or reclassification of such Common Share, and prior to the expiration of the requisite thirty Trading Day or ten Trading Day period, as set forth above, then, after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification and in each such case, the Current Market Price shall be properly adjusted to take into account ex-dividend trading. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the shares of Common Shares are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares of Common Shares are listed or admitted to trading or, if the shares of Common Shares are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use, or, if on any such date the shares of Common Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Shares selected by the Board of Directors of the Company. If on any such date no market maker is making a market in the Common Shares, Current Market Price per share shall mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the Common Shares are listed or admitted to trading is open for the transaction of business or, if the Common Shares are not listed or admitted to trading on any national securities exchange, a Business Day.

                  (ii) For the purpose of any computation hereunder, the "Current Market Price" per share (or one one-hundredth of a share) of a Series A Participating Preferred Share shall be determined in the same manner as set forth above for the Common Share in clause (i) of this
         Section 11(d). If the Current Market Price per share (or one one-hundredth of a share) of a Series A Participating Preferred Share cannot be determined in the manner provided above or if the Series A Participating Preferred Share is not publicly held or listed or traded in a manner described in clause (i) of this Section 11(d), the Current Market Price per Series A Participating Preferred Share shall be conclusively deemed to be an amount equal to 100 (as such number may be appropriately adjusted for such events as stock splits, stock dividends and recapitalizations with respect to a Common Share occurring after the date of this Agreement) multiplied by the Current Market Price per share of the Common Shares and the Current Market Price per one one-hundredth of a Series A Participating Preferred Share shall be equal to the Current Market Price per share of a Common Share (as appropriately adjusted). If neither the Common Share nor the Series A Participating Preferred Share is publicly held or so listed or traded, Current Market Price per share (or one one-hundredth of a share) of a Series A Participating Preferred Share shall mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

         (e) Anything herein to the contrary notwithstanding, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the Purchase Price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest thousandth of a Common Share or other share or one-hundred-thousandth of a Series A Participating Preferred Share, as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which mandates such adjustment or (ii) the Expiration Date.

         (f) If as a result of an adjustment made pursuant to Section 11(a)(ii) or Section 13(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock other than Series A Participating Preferred Shares, thereafter the number of such other shares so receivable upon exercise of any Right and payment of the Purchase Price thereof shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Series A Participating Preferred Shares contained in Sections 11(a), (b), (c), (e), (g),
(h), (i), (j), (k), (l) and (m), and the provisions of Sections 7, 9, 10, 13 and 14 hereof with respect to the Series A Participating Preferred Shares shall apply on like terms to any such other shares.

         (g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one one-hundredths of a Series A Participating Preferred Share purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

         (h) Unless the Company shall have exercised its election as provided in
Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and (c) hereof, each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one one-hundredths of a Series A Participating Preferred Share (calculated to the nearest one-hundred-thousandth) obtained by (i) multiplying (A) the number of one one-hundredths of a Series A Participating Preferred Share covered by a Right immediately prior to this adjustment by (B) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price, and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

         (i) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in lieu of any adjustment in the number of one one-hundredths of a Series A Participating Preferred Share purchasable upon the exercise of a Right. Each of the Rights outstanding after the adjustment in the number of Rights shall be exercisable for the number of one one-hundredths of a Series A Participating Preferred Share for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one-ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Rights Certificates have been issued, shall be at least ten days later than the date of the public announcement. If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the

Company shall, as promptly as practicable, cause to be distributed to holders of record of Rights Certificates on such record date Rights Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Rights Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Rights Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Rights Certificates on the record date specified in the public announcement.

         (j) Irrespective of any adjustment or change in the Purchase Price or the number of one one-hundredths of a Series A Participating Preferred Share issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the Purchase Price per one one-hundredth of a share and the number of one one-hundredths of a share which were expressed in the initial Rights Certificates issued hereunder.

         (k) Before taking any action that would cause an adjustment reducing the Purchase Price below the then stated value, if any, of the number of one one-hundredths of a Series A Participating Preferred Share, Common Share, or other securities issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable such number of one one-hundredths of a Series A Participating Preferred Share, Common Share or other securities, at such adjusted Purchase Price.

         (1) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date the number of one one-hundredths of a Series A Participating Preferred Share and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the number of one one-hundredths of a Series A Participating Preferred Share and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares (fractional or otherwise) or securities upon the occurrence of the event requiring such adjustment.

         (m) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that the Board of Directors of the Company shall determine in their good faith judgment to be advisable in order that any (i) consolidation or subdivision of the Series A Participating Preferred Shares, (ii) issuance wholly for cash of any shares of Series A Participating Preferred Shares at less than the Current Market Price, (iii) issuance wholly for cash of Series A Participating Preferred Shares or securities which by their terms are convertible into or exchangeable for Series A Participating Preferred Shares,
(iv) stock dividends or (v) issuance of rights, options or warrants referred to in this Section 11, hereafter made by the Company to holders of its Series A Participating Preferred Shares shall not be taxable to such shareholders.

         (n) The Company covenants and agrees that it shall not, at any time after the Distribution Date, (i) consolidate with any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof), (ii) merge with or into any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof), or (iii) sell or transfer (or permit any Subsidiary to sell or transfer), in one transaction, or a series of related transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions each of which complies with Section 11(o) hereof), if (A) at the time of or immediately after such consolidation, merger or sale there are any rights, warrants or other instruments or securities outstanding or agreements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights or (B) prior to, simultaneously with or immediately after such consolidation, merger or sale, the shareholders of the Person who constitutes, or would constitute, the "Principal Party" for purposes of Section 13(a) hereof shall have received a distribution of Rights previously owned by such Person or any of its Affiliates and Associates.

         (o) The Company covenants and agrees that, after the Distribution Date, it will not, except as permitted by Section 23 or Section 26 hereof, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.

         (p) Anything in this Agreement to the contrary notwithstanding, in the event that the Company shall at any time after the Rights Dividend Declaration Date and prior to the Distribution Date (i) declare a dividend on the outstanding Common Shares payable in Common Shares, (ii) subdivide the outstanding Common Shares, or (iii) combine the outstanding Common Shares into a smaller number of shares, the number of Rights associated with each Common Share then outstanding, or issued or delivered thereafter but prior to the Distribution Date, shall be proportionately adjusted so that the number of Rights thereafter associated with each Common Share following any such event shall equal the result obtained by multiplying the number of Rights associated with each Common Share immediately prior to such event by a fraction the numerator of which shall be the total number of Common Shares outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of Common Shares outstanding immediately following the occurrence of such event.

         SECTION 12. CERTIFICATE OF ADJUSTED PURCHASE PRICE OR NUMBER OF SHARES. Whenever an adjustment is made as provided in Section 11 and Section 13 hereof, the Company shall (a) promptly prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment and
(b) promptly file with the Rights Agent, and with each transfer agent for the Series A Participating Preferred Shares and the Common Shares, a copy of such certificate. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained.

         SECTION 13. CONSOLIDATION, MERGER OR SALE OR TRANSFER OF ASSETS OR EARNING POWER.
         (a) In the event that, following the Share Acquisition Date, directly or indirectly: (i) the Company shall consolidate with, or merge with and into, any other Person (other than a subsidiary of the Company in a transaction which complies with Section 11(o) hereof), and the Company shall not be the continuing or surviving corporation of such consolidation or merger; or (ii) any Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof) shall consolidate with, or merge with or into, the Company, and the

Company shall be the continuing or surviving corporation of such consolidation or merger and, in connection with such consolidation or merger, all or part of the outstanding Common Shares shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property; or (iii) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one transaction or a series of related transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any Person or Persons (other than the Company or any Subsidiary of the Company in one or more transactions each of which complies with Section 11(o) hereof) (provided, however, that this clause (iii) of Section 13(a) shall not apply to the pro rata distribution by the Company of assets (including securities) of the Company or any of its Subsidiaries to all holders of Common Shares) then, and in each such case, proper provision shall be made so that (A) each holder of a Right, except as provided in Section 7(e) hereof, shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, such number of validly authorized and issued, fully paid, nonassessable and freely tradable Common Shares of the Principal Party, not subject to any liens, encumbrances, rights of first refusal or other adverse claims, as shall be equal to the result obtained by (1) multiplying the then current Purchase Price by the number of one one-hundredths of a Series A Participating Preferred Share for which such Right is then exercisable immediately prior to the first occurrence of a Section 13 Event (or, if a Section 11(a)(ii) Event has occurred prior to the first occurrence of a Section 13 Event, multiplying the number of such one one-hundredths of a share for which a Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event by the Purchase Price in effect immediately prior to such first occurrence), and dividing that product (which, following the first occurrence of a Section 13 Event, shall be referred to as the "Purchase Price" for each Right and for all purposes of this Agreement) by (2) 50% of the Current Market Price (determined pursuant to
Section 11(d)(i) hereof) per Common Share of such Principal Party on the date of consummation of such Section 13 Event; (B) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such Section 13 Event, all the obligations and duties of the Company pursuant to this Agreement; (C) the term "Company" shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 11 hereof shall apply only to such Principal Party following the first occurrence of a Section 13 Event;
(D) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of its Common Shares) in connection with the consummation of any such transaction as may be necessary to assure that the provision hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its Common Shares thereafter deliverable upon the exercise of the Rights; and (E) the provisions of Section 11(a)(ii) hereof shall be of no effect following the first occurrence of any Section 13 Event;

         (b) "Principal Party" shall mean:

                  (i) in the case of any transaction described in clause (i) or
         (ii) of the first sentence of Section 13(a), the Person that is the issuer of any securities into which Common Shares of the Company are converted in such merger or consolidation, and if no securities are so issued, the Person that is the other party to such merger or consolidation; and

                  (ii) in the case of any transaction described in clause (iii) of the first sentence of Section 13(a), the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions or, if each Person that is a party to such transaction or transactions receives the same portion of the assets or earning power so transferred or if the Person receiving the greatest portion of the assets or earning power cannot be determined, whichever of such Persons is the issuer of Common Shares having the greatest aggregate market value; provided, however, that in any such case, (A) if the Common Shares of such Person is not at such time and has not been continuously over the preceding twelve month period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary of another Person the Common Shares of which is and has been so registered, "Principal Party" shall refer to such other Person; and (B) in case such Person is a Subsidiary, directly or indirectly, of more than one Person, the Common Shares of two or more of which are and have been so registered, "Principal Party" shall refer to whichever of such Persons is the issuer of the Common Shares having the greatest aggregate market value.

         (c) The Company shall not consummate any such consolidation, merger, sale or transfer unless the Principal Party shall have a sufficient number of authorized Common Shares which have not been issued or reserved for issuance for other purposes to permit the exercise in full of the Rights in accordance with this Section 13 and unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in paragraphs (a) and (b) of this Section 13 and further providing that, as soon as practicable after the date of any consolidation, merger or sale of assets mentioned in paragraph (a) of this
Section 13, the Principal Party will, at its own expense:

                  (i) prepare and file a registration statement under the Act, with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, and will use its best efforts to cause such registration statement to (A) become effective as soon as practicable after such filing and (B) remain effective (with a prospectus at all times meeting the requirements of the Act) until the Expiration Date;

                  (ii) deliver to holders of the Rights historical financial statements for the Principal Party and each of its Affiliates which comply in all respects with the requirements for registration on Form 10 under the Exchange Act;

                  (iii) use its best efforts to qualify or register the Rights and the securities purchasable upon exercise of the Rights under the blue sky laws of such jurisdiction as may be necessary or appropriate;

                  (iv) list or obtain quotation (or continue the listing or quotation of) the Rights and the securities purchasable upon exercise of the Rights on a national securities exchange or by an automated quotation service; and

                  (v) obtain waivers of any rights of first refusal or preemptive rights in respect of the Common Shares of the Principal Party subject to purchase upon exercise of outstanding Rights.

         The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers. In the event that a
Section 13 Event shall occur at any time after the occurrence of a Section 11(a)(ii) Event, the Rights which have not theretofore been exercised shall thereafter become exercisable in the manner described in Section 13(a).

         SECTION 14. FRACTIONAL RIGHTS AND FRACTIONAL SHARES.

         (a) The Company shall not be required to issue fractions of Rights, except prior to the Distribution Date as provided in Sections 11(i) and 11(p) hereof, or to distribute Rights Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Rights Certificates with regard to which such fractional

Rights would otherwise be issuable, an amount in cash equal to the same fraction of the Current Market Value of a whole Right. For purposes of this Section 14(a), the Current Market Value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price of the Rights for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Rights are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading, or if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors of the Company. If on any such date no such market maker is making a market in the Rights the fair value of the Rights on such date as determined in good faith by the Board of Directors of the Company shall be used and shall be binding on the Rights Agent.

         (b) The Company shall not be required to issue fractions of Series A Participating Preferred Shares (other than fractions which are integral multiples of one one-hundredth of a Series A Participating Preferred Share) upon exercise of the Rights or to distribute certificates which evidence fractional shares of Series A Participating Preferred Shares (other than fractions which are integral multiples of one one-hundredth of Series A Participating Preferred Shares). In lieu of fractional shares of a Series A Participating Preferred Share that are not integral multiples of one one-hundredth of a Series A Participating Preferred Share, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the Current Market Value of one one-hundredth of a Series A Participating Preferred Share. For purposes of this
Section 14(b), the Current Market Value of one one-hundredth of a Series A Participating Preferred Share shall be on one-hundredth of the closing price of a Series A Participating Preferred Share (as determined pursuant to Section 11(d)(ii) hereof) for the Trading Day immediately prior to the date of such exercise.

         (c) Following the occurrence of a Triggering Event, the Company shall not be required to issue fractions of Common Shares upon exercise of the Rights or to distribute certificates which evidence fractional Common Shares. In lieu of fractional Common Shares, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of a Common Share. For purposes of this Section 14(c), the current market value of one Common Share shall be the closing price of one Common Share (as determined pursuant to Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of such exercise.

         (d) The holder of a Right by the acceptance of the Rights expressly waives his right to receive any fractional Rights or any fractional shares upon exercise of a Right, except as permitted by this Section 14.

         SECTION 15. RIGHTS OF ACTION. All rights of action in respect of this Agreement are vested in the respective registered holders of the Rights Certificates (and, prior to the Distribution Date, the registered holders of the Common Shares) and any registered holder of any Rights Certificate (or, prior to the Distribution Date, of the Common Shares), without the consent of the Rights Agent or of the holder of any other Rights Certificate (or, prior to the Distribution Date, of the Common Shares), may, on his own behalf and for his own benefit, enforce, institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Rights Certificate in the manner provided in such Rights Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and shall be entitled to specific performance of the obligations hereunder and injunctive relief against actual or threatened violations of the obligations hereunder of any Person subject to this Agreement.

         SECTION 16. AGREEMENT OF RIGHTS HOLDERS. Every holder of a Right by accepting the same consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

         (a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of Common Shares;

         (b) after the Distribution Date, the Rights Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal office or offices of the Rights Agent designated for such purposes, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate forms duly executed;

         (c) subject to Section 6(a) and Section 7(f) hereof, the Company and the Rights Agent may deem and treat the person in whose name a Rights Certificate (or, prior to the Distribution Date, the associated Common Share certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Rights Certificates or the associated Common Share certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be required to be affected by any notice to the contrary; and

         (d) notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, the Company must use its best efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible.

         SECTION 17. RIGHTS CERTIFICATE HOLDER NOT DEEMED A SHAREHOLDER. No holder, as such, of any Rights Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the number of one one-hundredths of a Series A Participating Preferred Share or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights Certificate, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in Section 24 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Rights Certificate shall have been exercised in accordance with the provisions hereof.

         SECTION 18. CONCERNING THE RIGHTS AGENT.
         (a) The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and disbursements and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against any loss, liability, or expense, incurred without negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability in the premises.

         (b) The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any Rights Certificate or certificate for Common Shares or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons.

         SECTION 19. MERGER OR CONSOLIDATION OR CHANGE OF NAME OF RIGHTS AGENT.
         (a) Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the corporate trust business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Rights Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of a predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor or in the name of the successor Rights Agent; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

         (b) In case at any time the name of the Rights Agent shall be changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

         SECTION 20. DUTIES OF RIGHTS AGENTS. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Rights Certificates, by their acceptance thereof, shall be bound.

         (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

         (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person and the determination of Current Market Price) be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chairman, the President, a Vice President authorized by a resolution adopted by the Board of Directors to have such signing authority, the Treasurer or the corporate Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

         (c) The Rights Agent shall be liable hereunder only for its own negligence, bad faith or willful misconduct.

         (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Rights Certificates or be required to verify the same (except its countersignature thereof), but all such statements and recitals are and shall be deemed to have been made by the Company only.

         (e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Rights Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Rights Certificate; nor shall it be responsible for any adjustment required under the provisions of Section 11 or
Section 13 hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Rights Certificates after actual notice of any such adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Common Shares or Series A Participating Preferred Shares to be issued pursuant to this Agreement or any Rights Certificate or as to whether any Common Shares or Series A Participating Preferred Shares will, when so issued, by validly authorized and issued, fully paid and nonassessable.

         (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

         (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman, President, a Vice President authorized by a resolution adopted by the Board of Directors to have such signing authority, the Treasurer or the corporate Secretary of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer.

         (h) The Rights Agent and any shareholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become financially interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

         (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct; provided, however, reasonable care was exercised in the selection and continued employment thereof.

         (j) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

         (k) If, with respect to any Rights Certificate surrendered to the Rights Agent for exercise or transfer, the form of assignment or form of election to purchase, as the case may be, has not been completed, the Rights Agent shall not take any further action with respect to such requested exercise of transfer.

         SECTION 21. CHANGE OF RIGHTS AGENT. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon thirty days' notice in writing mailed to the Company, and to each transfer agent of the Common Shares and Series A Participating Preferred Shares, by registered or certified mail, and to the holders of the Rights Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon thirty days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Shares and Series A Participating Preferred Shares, by registered or certified mail, and to the holders of the Rights Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of thirty days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Rights Certificate (who shall, with such notice, submit his Rights Certificate for inspection by the Company), then any registered holder of any Rights Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a corporation organized and doing business under the laws of the United States or of the State of Ohio (or of any other state of the United States so long as such corporation is authorized to do business as a banking institution in the State of Ohio), in good standing, having a principal office in the State of Ohio, which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $100,000,000. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares and the Series A Participating Preferred Shares, and mail a notice thereof in writing to the registered holders of the Rights Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

         SECTION 22. ISSUANCE OF NEW RIGHTS CERTIFICATES. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Rights Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of Common Shares following the Distribution Date and prior to the redemption or expiration of the Rights, the Company (a) shall, with respect to Common Shares so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, or upon the exercise, conversion or exchange of securities hereinafter issued by the Company, and (b) may, in any other case, if deemed necessary or appropriate by the Board of Directors of the Company, issue Rights Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (X) no such Rights Certificate shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Rights Certificate would be issued, and (Y) no such Rights Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

         SECTION 23. REDEMPTION AND TERMINATION.
         (a) The Board of Directors of the Company may, at its option, at any time prior to the earlier of (i) the Close of Business on the tenth day following the Share Acquisition Date (or, if the Share Acquisition Date shall have occurred prior to the Record Date, the Close of Business on the tenth day following the Record Date), or (ii) the Final Expiration Date, direct the Company to, and if so directed the Company shall, redeem all but not less than all the then outstanding Rights at a redemption price of $.01 per Right, as such amount may be appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price"). Notwithstanding anything contained in this Agreement to the contrary, the Rights shall be exercisable after the first occurrence of a Section 11(a)(ii) Event until such time as the Company's right of redemption hereunder has expired.

         (b) Immediately upon the action of the Board of Directors of the Company ordering the redemption of the Rights, evidence of which shall have been filed with the Rights Agent, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price for each Right so held. Promptly after the action of the Board of Directors ordering the redemption of the Rights, the Company shall give notice of such redemption to the Rights Agent and the holders of the then outstanding Rights by mailing such notice to all such holders at each holder's last address as it appears upon the registry books of the Rights Agent or, prior to the Distribution

Date, on the registry books of the Transfer Agent for the Common Shares. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made, unless notice is mailed together with such payment.

         SECTION 24. NOTICE OF CERTAIN EVENTS.

         (a) In the case the company shall propose, at any time after the Distribution Date:

                  (i) to pay any dividend payable in stock of any class to the holders of Series A Participating Preferred Shares or to make any other distribution to the holders of Series A Participating Preferred Shares (other than a regular quarterly cash dividend out of earnings or retained earnings of the Company); or

                  (ii) to offer to the holders of Series A Participating Preferred Shares rights or warrants to subscribe for or to purchase any additional shares of Series A Participating Preferred Shares or shares of any class or any other securities, rights or options; or

                  (iii) to effect any reclassification of its Series A Participating Preferred Shares (other than a reclassification involving only the subdivision of outstanding shares of Series A Participating Preferred Shares); or

                  (iv) to effect any consolidation or merger into or with any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof), or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one transaction or a series of related transactions, of more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions each of which complies with Section 11(o) hereof; or

                  (v) to effect the liquidation, dissolution or winding up of the Company; then, in each such case, the Company shall give to each holder of a Rights Certificate, to the extent feasible and in accordance with Section 25 hereof, notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the shares of Series A Participating Preferred Shares, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least twenty days prior to the record date for determining holders of the shares of Series A Participating Preferred Shares for purposes of such action, and in the case of any such other action, at least twenty days prior to the date of, the taking of such proposed action or the date of participation therein by the holders of the shares of Series A Participating Preferred Shares, whichever shall be the earlier.

         (b) in case any of the events set forth in Section 11(a)(ii) hereof shall occur, then, in any such case:

                  (i) the Company shall as soon as practicable thereafter give to each holder of a Rights Certificate, to the extent feasible and in accordance with Section 25 hereof, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights under Section 11(a)(ii) hereof; and

                  (ii) all references in the preceding paragraph to Series A Participating Preferred Shares shall be deemed thereafter to refer to Common Shares and/or, if appropriate, other securities.

         (c) The failure of the Company to give any notice provided for in this
Section 24, or any defect therein, shall not (i) relieve the Company of any of its obligations under this Agreement or (ii) affect the legality or validity of the action for which notice was hereby required.

         SECTION 25. NOTICES. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Rights Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

                  Lancaster Colony Corporation
                  37 West Broad Street
                  Columbus, Ohio 43215
                  Attention: Corporate Secretary

Subject to the provisions of Section 21, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Rights Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

                  The Huntington National Bank
                  41 South High Street
                  Columbus, Ohio  43287
                  Attention:  Vice President, Corporate Trust Manager

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Rights Certificate (or, if prior to the Distribution Date, to the holder of certificates representing Common Shares) shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

         SECTION 26. SUPPLEMENTS AND AMENDMENTS. Prior to the Distribution Date and subject to the penultimate sentence of this Section 26, the Company may and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Agreement without the approval of any holders of certificates representing Common Shares. From and after the Distribution Date and subject to the penultimate sentence of this Section 26, the Company and the Rights Agent shall, if the Company so directs, supplement or amend this Agreement without the approval of any holders of Rights Certificates in order (a) to cure any ambiguity, (b) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, (c) to shorten or lengthen any time period hereunder, or (d) to change or supplement the provisions hereunder in any manner which the Company may deem necessary or desirable and which shall not adversely affect the interests of the holders of Rights Certificates; provided, however, this Agreement may not be supplemented or amended to lengthen, pursuant to clause (c) of this sentence, (i) a time period relating to when the Rights may be redeemed at such time as the Rights are not then redeemable, or (ii) any other time period unless such lengthening is for the purpose of protecting, enhancing or clarifying the rights of, and/or the benefits to, the holders of Rights. Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 26, the Rights Agent shall execute such supplement or amendment. Notwithstanding anything contained in this Agreement to the contrary, no supplement or amendment shall be made which changes the Redemption Price, the Final Expiration Date or the number of one one-hundredths of a Series A Participating Preferred Share for which a Right is exercisable. Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Common Shares.

         SECTION 27. SUCCESSORS. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

         SECTION 28. DETERMINATIONS AND ACTIONS BY THE BOARD OF DIRECTORS, ETC. For all purposes of this Agreement, any calculation of the number of shares of Common Shares outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding Common Shares of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act. The Board of Directors of the Company shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board or to the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (a) interpret the provisions of this Agreement, and (b) make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or not redeem the Rights or to amend the Agreement). All such actions, calculations, interpretations and determinations (including, for purposes of clause (Y) below, all omissions with respect to the foregoing) which are done or made by the Board in good faith, shall (X) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties, and (Y) not subject the Board to any liability to the holders of the Rights.

         SECTION 29. BENEFITS OF THIS AGREEMENT. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, registered holders of the Common Shares) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, registered holders of the Common Shares).

         SECTION 30. SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that notwithstanding anything in this Agreement to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the Board of Directors of the Company determines in its good faith judgment that severing the invalid language from this Agreement would adversely affect the purpose or effect of this Agreement, the right of redemption set forth in Section 23 hereof shall be reinstated and shall not expire until the Close of Business on the tenth day following the date of such determination by the Board of Directors.

         SECTION 31. GOVERNING LAW. This Agreement, each Right and each Rights Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Ohio and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State. The courts of the State of Ohio and or the United States of America located in the State of Ohio (the "Ohio Courts") shall have exclusive jurisdiction over any litigation arising out of or relating to this Agreement and the transactions contemplated hereby, and any person commencing or otherwise involved in any such litigation shall waive any objection to the laying of venue of such litigation in the Ohio Courts and shall not plead or claim in any Ohio Court that such litigation brought therein has been brought in an inconvenient forum.

         SECTION 32. COUNTERPARTS. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

         SECTION 33. DESCRIPTIVE HEADINGS. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and their respective corporate seats to be hereunto affixed and attested, all as of the day and year first above written.

Attest:                                   LANCASTER COLONY CORPORATION


By /s/ John L. Boylan                     By /s/ John B. Gerlach, Jr.
  ----------------------------------         -----------------------------------
         Name: John L. Boylan             Name:  John B. Gerlach, Jr.
              ----------------------           ---------------------------------
         Title: Treasurer/Asst.Secretary  Title: Chairman
                ---------------------            -------------------------------

Attest:                                   THE HUNTINGTON NATIONAL BANK

By /s/ Donna L. Shutek                    By  /s/ Candada J. Moore
  ----------------------------------         -----------------------------------
         Name: Donna L. Shutek            Name:  Candada J. Moore
              ----------------------           ---------------------------------
         Title: Vice President            Title: Vice President
               ---------------------            --------------------------------

                                    EXHIBIT A

           PROVISIONS OF THE ARTICLES OF INCORPORATION OF THE COMPANY
                  SETTING FORTH THE TERMS OF 750,000 SHARES OF
            AUTHORIZED AND PRESENTLY UNISSUED CLASS A PREFERRED STOCK

EXPRESS TERMS OF THE CLASS A PREFERRED STOCK

     1.   DIVIDENDS

                  (i) The holders of record of shares of Class A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the last day of each March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Class A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b), subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), paid on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Class A Preferred Stock. In the event the Corporation shall at any time after November 18, 1991 (the "Rights Declaration Date") (x) declare any dividend on Common Stock payable in shares of Common Stock, (y) subdivide the outstanding Common Stock, or (z) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount of dividends to which holders of shares of Class A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  (ii) On or after the date of the first issuance of any share or fraction of a share of Class A Preferred Stock, no dividend on Common Stock shall be declared unless concurrently therewith a dividend or distribution is declared on the Class A Preferred Stock as provided in clause (i) of this paragraph B(1) of this Article FOURTH and the declaration of any such dividend on the Common Stock shall be expressly conditioned upon payment or declaration of and provision for payment of a dividend on the Class A Preferred Stock. In the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Class A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

                  (iii) Dividends shall begin to accrue and be cumulative on outstanding shares of Class A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Class A Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the record date for the first Quarterly Dividend Payment Date following such date of issue, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Class A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. The Board of Directors may fix a record date for the determination of holders of shares of Class A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 60 days prior to the date fixed for the payment thereof.

         2. VOTING RIGHTS. The holders of shares of Class A Preferred Stock shall have the following voting rights:

                  (i) Each share of Class A Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation.

                  (ii) Except as otherwise provided herein or by law, the holders of shares of Class A Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

                  (iii)(a) If at any time dividends on any Class A Preferred Stock shall be in arrears in an amount equal to six (6) quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a "default period") which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the currently quarterly dividend period on all shares of Class A Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, holders of Class A Preferred Stock, voting as a class, shall have the right to elect two (2) Directors.

                       (b) During any default period, such voting right of the holders of Class A Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (c) of this paragraph 2(iii) or at any annual meeting of stockholders; and thereafter at annual meetings of stockholders, provided that such voting right shall not be exercised unless the holders of ten percent (10%) in number of shares of Class A Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not effect the exercise by the holders of Class A Preferred Stock of such voting right. At any meeting at which the holders of Class A Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect Directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two (2) Directors or, if such right is exercised at an annual meeting, to elect two (2) Directors. If the number which may be so elected at any special meeting because of existing vacancies is less than two, the holders of the Class A Preferred Stock shall have the right to make such increase in the number of Directors as shall be necessary to permit the election by them of two Directors. After the holders of the Class A Preferred Stock shall have exercised their right to elect Directors in any default period and during the continuance of such period, the number of Directors shall not be increased or decreased except by vote of the holders of Class A Preferred Stock as herein provided.

                       (c) Unless the holders of Class A Preferred Stock shall, during an existing default period, have previously exercised their right to elect Directors, the Board of Directors may order, or any shareholder or shareholders owning in the aggregate not less than ten percent of the total number of shares of Class A Preferred Stock outstanding may request, the calling of a special which special meeting shall thereupon be called by the President of the Corporation. Notice of such meeting and of any annual meeting at which holders of Class A Preferred Stock are entitled to vote pursuant to this paragraph (2)(iii)(c) shall be given to each holder of record of Class A Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 10 days and not later than 60 days after such order or request or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any shareholder or shareholders owning in the aggregate not less than ten percent of the total number of shares of Class A Preferred Stock outstanding. Notwithstanding the provisions of this paragraph (2)(iii)(c), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of the stockholders.

                       (d) In any default period, the holders of Common Stock, and other classes of stock of the Corporation if applicable, shall continue to be entitled to elect the whole number of Directors until the holders of Class A Preferred Stock shall have exercised their right to elect two (2) Directors voting as a class, after the exercise of which right (y) the Directors so elected by the holders of Class A Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (z) any vacancy in the Board of Directors may (except as provided in paragraph (2)(iii)(d)) be filled by vote of a majority of the remaining Directors theretofore elected by the holders of the class of stock which elected the Director whose office shall have become vacant. References in this paragraph (iii) to Directors elected by the holders of a particular class of stock shall include Directors elected by such Directors to fill vacancies as provided in clause (z) of the immediately preceding sentence.

                       (e) Immediately upon the expiration of a default period,
(x) the right of the holders of Class A Preferred Stock as a class to elect Directors shall cease, (y) the term of any Directors elected by the holders of Class A Preferred Stock as a class shall terminate, and (z) the ongoing number of Directors shall be such number as may be provided for in, or pursuant to, the Article of Incorporation or Regulations of the Corporation, irrespective of any increase made pursuant to the provisions of subparagraph (2)(iii)(b) (such number being subject, however, to change thereafter in any manner provided by law or in the Articles of Incorporation, or Regulations). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining Directors, even though less than a quorum.

         3. DISSOLUTION, LIQUIDATION AND WINDING UP.

                  (i) In the event of any voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation (hereinafter referred to as a "Liquidation"), the holders of Class A Preferred Stock shall receive an amount per share equal to the greater of, (a) $7,000, or (b) 100 times the amount per share to be distributed to holders of Common Stock, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Class A Liquidation Preference").

                  (ii) In the event the Corporation shall at any time after the Rights Declaration Date declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the Class A Liquidation Preference determined pursuant to subparagraph (3)(i)(b) shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         4. REDEMPTION. The shares of Class A Preferred Stock shall not be redeemable.

         5. CONVERSION RIGHTS. The Class A Preferred Stock is not convertible into Common Stock or any other security of the Corporation.

         6. CONSOLIDATION, MERGER, ETC. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Class A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Class A Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         7. FRACTIONAL SHARES. Class A Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Class A Preferred Stock.

                                    EXHIBIT B

                           FORM OF RIGHTS CERTIFICATE

Certificate No. R-                                          _____________ Rights

NOT EXERCISABLE AFTER April 20, 2010 OR EARLIER IF REDEEMED BY THE COMPANY. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $.01 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON (AS SUCH TERM IS DEFINED IN THE RIGHTS AGREEMENT) AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID. [THE RIGHTS REPRESENTED BY THIS RIGHTS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT). ACCORDINGLY, THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN
SECTION 7(e) OF SUCH AGREEMENT.]1

                               RIGHTS CERTIFICATE

                          LANCASTER COLONY CORPORATION

         This certifies that___________________________________________________
or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of April 20, 2000 (the "Rights Agreement"), between Lancaster Colony Corporation, an Ohio corporation (the "Company"), and The Huntington National Bank (the "Rights Agent"), to purchase from the Company at any time prior to 5:00 p.m. (Columbus, Ohio time) on April 20, 2010 at the office or offices of the Rights Agent designated for such purpose, or its successors as Rights Agent, one one-hundredth of a fully paid, non-assessable Series A Participating Preferred Share (the "Preferred Share") of the Company, at a purchase price of $185 per one one-hundredth of a share (the "Purchase Price"), upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase and related Certificate duly executed. The Purchase Price shall be paid in cash or by certified bank check or bank draft payable to the order of the Company. The number of Rights evidenced by this Rights Certificate (and the number of shares which may be purchased upon exercise thereof) set forth above, and the Purchase Price per share set forth above, are the number and Purchase Price as of April 20, 2000 based on the Preferred Share as constituted at such date.

             Upon the occurrence of a Triggering Event (as such term is defined in the Rights Agreement), if the Rights evidenced by this Rights Certificate are beneficially owned by (i) an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement),
(ii) a transferee of any such Acquiring Person, Associate or

----------
1 The portion of the legend in brackets shall be inserted only if applicable and shall replace the preceding sentence.

Affiliate, or (iii) under certain circumstances specified in the Rights Agreement, a transferee of a person who, after such transfer, became an Acquiring Person, or an Affiliate or Associate of an Acquiring Person, such Rights shall become null and void and no holder hereof shall have any right with respect to such Rights from and after the occurrence of such Triggering Event.

             As provided in the Rights Agreement, the Purchase Price and the number and kind of Preferred Shares or other securities which may be purchased upon the exercise of the Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events, including Triggering Events.

             This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Rights Agreement. Copies of the Rights Agreement are on file at the above-mentioned office of the Rights Agent and are also available upon written request to the Rights Agent.

              This Rights Certificate, with or without other Rights Certificates, upon surrender at the principal office or offices of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of one one-hundredths of a Preferred Share as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered shall have entitled such holder to purchase. If this Rights Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

              Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Company at its option at a redemption price of $.01 per Right at any time prior to the earlier of the Close of Business on (i) the tenth day following the Share Acquisition Date (as such time period may be extended pursuant to the Rights Agreement), and (ii) the Final Expiration Date.

             No fractional Preferred Shares will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one one-hundredth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

             No holder of this Rights Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Preferred Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or, to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

             This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

             WITNESS the facsimile signatures of the proper officers of the Company and its corporate seal.

Dated as of ________________________ __, 20___

ATTEST:                                         LANCASTER COLONY CORPORATION


                                                By
----------------------------------------          ------------------------------
               Secretary                                    (Title)

Countersigned:

THE HUNTINGTON NATIONAL BANK


By
  --------------------------------------
           Authorized Signature

                  [FORM OF REVERSE SIDE OF RIGHTS CERTIFICATE]

                               FORM OF ASSIGNMENT
                               ------------------

                (TO BE EXECUTED BY THE REGISTERED HOLDER IF SUCH
               HOLDER DESIRES TO TRANSFER THE RIGHTS CERTIFICATE)


FOR VALUE RECEIVED
                  --------------------------------------------------------------

hereby sells, assigns and transfers unto
                                        -----------------------------

--------------------------------------------------------------------------------
(Please print name and address of transferee)

this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _______________________ Attorney, to transfer the within Rights Certificate on the books of the within-named Company, with full power of substitution.

Dated: ________________, 20___



                                                --------------------------------
                                                Signature

Signature Guaranteed:

                                   CERTIFICATE
                                   -----------

        The undersigned hereby certifies by checking the appropriate boxes that:

        (1) this Rights Certificate [ ]is [ ]is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement);

        (2) after due inquiry and to the best knowledge of the undersigned, it [ ]did [ ]did not acquire the Rights evidenced by this Rights Certificate from any person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated: ______________, 20__
                                                --------------------------------
                                                Signature

Signature Guaranteed:

NOTICE
------

         The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

                          FORM OF ELECTION TO PURCHASE
                          ----------------------------

              (TO BE EXECUTED IF HOLDER DESIRES TO EXERCISE RIGHTS
                    REPRESENTED BY THE RIGHTS CERTIFICATE.)

To:      LANCASTER COLONY CORPORATION

                  The undersigned hereby irrevocably elects to exercise Rights represented by this Rights Certificate to purchase the Series A Participating Preferred Shares issuable upon the exercise of the Rights (or such other securities of the Company or of any other person which may be issuable upon the exercise of the Rights) and requests that certificates for such shares be issued in the name of and delivered to:

Please insert social security
or other identifying number


--------------------------------------------------------------------------------
(Please print name and address)

--------------------------------------------------------------------------------

                  If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:

Please insert social security
 or other identifying number


--------------------------------------------------------------------------------
(Please print name and address)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


Dated: ___________________, 20___



                                             -----------------------------------
                                             Signature

Signature Guaranteed:

                                   CERTIFICATE
                                   -----------

        The undersigned hereby certifies by checking the appropriate boxes that:

         (1) the Rights evidenced by this Rights Certificate [ ]are [ ]are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement);

         (2) after due inquiry and to the best knowledge of the undersigned, it [ ]did [ ]did not acquire the Rights evidenced by this Rights Certificate from any person who is, was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated: ________________, 20___
                                     ------------------------------------
                                     Signature

Signature Guaranteed:

                                     NOTICE
                                     ------

                The signature to the foregoing Election to Purchase and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

                                    EXHIBIT C

                          SUMMARY OF RIGHTS TO PURCHASE
                                PREFERRED SHARES

              The Board of Directors of Lancaster Colony Corporation (the "Company") has declared a dividend distribution as of April 20, 2000 of one Right for each outstanding common share, no par value (the "Common Shares"), to shareholders of record at the Close of Business on April 20, 2000. Each Right entitles the registered holder to purchase from the Company a unit consisting of one one-hundredth of a Series A Participating Preferred Share, $1.00 par value (a "Unit"), at a Purchase Price of $185.00 per Unit, subject to adjustment. The description and terms of the Rights and definitions of certain capitalized words appearing herein are set forth in the Rights Agreement (the "Rights Agreement") between the Company and The Huntington National Bank, as Rights Agent.

              Initially, the Rights will be attached to all Common Shares certificates representing shares then outstanding, and no separate Rights Certificate will be distributed. The Rights will separate from the Common Shares and a Distribution Date will occur upon the earlier of (i) ten days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding shares of Common Shares (the "Share Acquisition Date"), or (ii) ten Business Days following the commencement of a tender offer or exchange offer that would result in a Person or group beneficially owning 30% or more of such outstanding shares of Common Shares. Until the Distribution Date, (i) the Rights will be evidenced by the Common Shares certificates and will be transferred with and only with such Common Shares certificates, (ii) the transfer of any certificate for Common Shares to which Rights are attached will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate and
(iii) the surrender of any certificate representing shares of Common Shares will also constitute the surrender of the Rights associated with such shares of Common Shares.

              The Rights are not exercisable until the Distribution Date and will expire at the Close of Business on April 20, 2010, unless earlier redeemed by the Company as described below.

              As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of the Common Shares as of the Close of Business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights.

              In the event that at any time following the Distribution Date a Person becomes the beneficial owner of more than 15% of the then outstanding shares of Common Shares, each holder of a Right will thereafter have the right to receive, upon exercise, Common Shares (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the exercise price of the Right. Notwithstanding any of the foregoing, following the occurrence of any Triggering Event all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void. However, Rights are not exercisable following the occurrence of either of the events set forth above until such time as the Rights are no longer redeemable by the Company as set forth below.

             For example, at an exercise price of $185 per Right, each Right not owned by an Acquiring Person (or by certain related parties) following an event set forth in the preceding paragraph would entitle its holder to purchase $370 worth of Common Shares (or other consideration, as noted above) for $185.00. Assuming that the Common Shares had a per share value of $100 at such time, the holder of each valid Right would be entitled to purchase 3.7 shares of Common Shares for $185.00.

              In the event that, at any time following the Share Acquisition Date, (i) the Company is acquired in a merger or other business combination transaction in which the Company is not the surviving corporation or (ii) 50% or more of the Company's assets or earning power is sold or transferred, each holder of a Right (except Rights which previously have been voided as set forth above) shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the Right. The events set forth in this paragraph and in the second preceding paragraph are referred to as the "Triggering Events."

             The Purchase Price payable, and the number of Units of Preferred Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares, (ii) if holders of the Preferred Shares are granted certain rights or warrants to subscribe for Preferred Shares or convertible securities at less than the current market price of the Preferred Shares, or (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

             With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. No fractional Units will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Shares on the last trading date prior to the date of exercise.

             At any time until ten days following the Share Acquisition Date, the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right. Immediately upon the action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $.01 redemption price.

             Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to shareholders or to the Company, shareholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Shares (or other consideration) of the Company or for common stock of the acquiring company as set forth below.

             Other than those provisions relating to the Redemption Price, the Final Expiration Date and the number of one one-hundredths of a Preferred Share, any of the provisions of the Rights Agreement may be amended by the Board of Directors of the Company prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board in order to cure any ambiguity, to make changes which do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person), or to shorten or lengthen any time period under the Rights Agreement; provided, however, that no amendment to adjust the time period governing redemption shall be made at such time as the Rights are not redeemable.

             A copy of the Rights Agreement will be filed with the Securities and Exchange Commission as an Exhibit to the Company's Registration Statement on Form 8-A. A copy of the Rights Agreement is available free of charge from the Rights Agent. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated herein by reference.